EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc J. Eisenberg, Robert G. Costantini and Christian G. Le Brun, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 5,000,000 shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”) to be delivered under the Company’s 2006 Long-Term Incentives Plan, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Marc J. Eisenberg Marc J. Eisenberg	Chief Executive Officer and President and Director (principal executive officer)	April 28, 2011
/s/ Jerome B Eisenberg Jerome B. Eisenberg	Chairman of the Board	April 28, 2011
/s/ Marco Fuchs Marco Fuchs	Director	April 29, 2011
/s/ Didier Delepine Didier Delepine	Director	April 28, 2011
/s/ Timothy Kelleher Timothy Kelleher	Director	April 28 , 2011
/s/ Hans E. W. Hoffmann Hans E. W. Hoffmann	Director	April 28, 2011
/s/ John Major John Major	Director	April 28 , 2011
/s/ Gary H. Ritondaro Gary H. Ritondaro	Director	April 28, 2011
/s/ John R. Wood John R. Wood	Director	April 28, 2011
/s/ Robert G. Costantini Robert G. Costantini	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	April 28, 2011